Exhibit 32.1

WRITTEN STATEMENT

OF THE PRINCIPAL EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 13350

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and the Chief Financial Officer of Veri-Tek International, Corp. (the “Company”), hereby certify that to the best of our knowledge the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2006	By:	/s/ Don Brown
Don Brown President and Chief Operating Officer Veri-Tek International, Corp.

Dated: May 15, 2006	By:	/s/ Kyle R. Stallman
Kyle R. Stallman Chief Financial Officer Veri-Tek International, Corp.